JOHN HANCOCK EQUITY TRUST

John Hancock Growth Trends Fund


Amendment of Section 5.11
and
Abolition of Class I Shares
of Beneficial Interest of
John Hancock Growth Trends Fund
A Series of John Hancock Equity Trust


Abolition of Class I Shares

The undersigned, being a majority of the Trustees of John Hancock Equity Trust, a Massachusetts business Trust (the "Trust"), acting pursuant to the Amended and Restated Declaration of Trust dated June 8, 1999, as amended from time to time (the "Declaration of Trust"), on behalf of its series John Hancock Growth Trends Fund ( the "Fund"), do hereby abolish the class of shares of beneficial interest of the Fund previously established and designated as "Class I Shares" and in connection therewith do hereby extinguish any and all rights and preferences of such Class I Shares as set forth in the Declaration of Trust and the Trust's Registration Statement on Form N-1A. The abolition of the Class I Shares of the Fund is effective as of March 1, 2004.


Amendment of Section 5.11

The undersigned, being a majority of the Trustees of John Hancock Equity Trust, a Massachusetts business trust (the "Trust"), acting pursuant to Section 8.3 of the Amended and Restated Declaration of Trust dated June 8, 1999, as amended from time to time (the "Declaration of Trust"), do hereby amend Section 5.11, effective March 1, 2004, as follows:


1. Section 5.11 (a) shall be deleted and replaced with the following:

Without limiting the authority of the Trustees set forth in Section 5.1 to establish and designate any further Series or Classes, the Trustees hereby establish the following Series: John Hancock Growth Trends Fund, which consists of Class A Shares, Class B Shares and Class C Shares (the "Existing Series").

Capitalized terms not otherwise defined herein shall have the meanings set forth in the Declaration of Trust.


IN WITNESS WHEREOF, the undersigned have executed this instrument on the 9th day of March, 2004.

/s/ Dennis S. Aronowitz
Dennis S. Aronowitz

/s/William F. Glavin
William F. Glavin

/s/Richard P. Chapman, Jr.
Richard P. Chapman, Jr.

/s/Maureen Ford Goldfarb
Maureen Ford Goldfarb
/s/William J. Cosgrove
William J. Cosgrove

/s/John A. Moore
John A. Moore
/s/John M. DeCiccio
John M. DeCiccio

/s/Patti McGill Peterson
Patti McGill Peterson

/s/Richard A. Farrell
Richard A. Farrell

/s/John W. Pratt
John W. Pratt


The Declaration of Trust, a copy of which, together with all amendments thereto, is on file in the office of the Secretary of State of The Commonwealth of Massachusetts, provides that no Trustee, officer, employee or agent of the Trust or any Series thereof shall be subject to any personal liability whatsoever to any Person, other than to the Trust or its shareholders, in connection with Trust Property or the affairs of the Trust, save only that arising from bad faith, willful misfeasance, gross negligence or reckless disregard of his/her duties with respect to such Person; and all such Persons shall look solely to the Trust Property, or to the Trust Property of one or more specific Series of the Trust if the claim arises from the conduct of such Trustee, officer, employee or agent with respect to only such Series, for satisfaction of claims of any nature arising in connection with the affairs of the Trust.













S:\Corporate Secretary\DECTRUST\AMENDMTS\EQUITY TRUST\Abolish Class I Growth Trends Fund.doc